Bullion Monarch Mining Receives Acquisition Offer from Eurasian Minerals

September 30, 2010 – St. George, Utah - Bullion Monarch Mining Inc. (BULM.OB) announces that the directors have recently received an unsolicited offer from Eurasian Minerals Inc., a Toronto Venture Exchange listed company, to acquire all of the outstanding securities of Bullion Monarch in exchange for shares of Eurasian Minerals at a significant premium to Bullion Monarch’s current market price.

Eurasian’s initial proposal on August 4, 2010 indicates that Bullion Monarch shareholders would receive 0.44 shares of Eurasian Minerals for each share of BULM.OB stock. Comparable share valuations of both companies at the time of the non-binding offer placed the offer at $.80 per share. The offer was reiterated verbally on September 14, 2010 which, due to relative share price fluctuations, equated to a $1.11 price per share offered to holders of Bullion Monarch.

Bullion Monarch Mining has recently placed an emphasis on exploring merger and acquisition opportunities in an effort take full advantage of their unique, royalty cash flow position. Eurasian Minerals is an aggressive junior exploration company presently headed by former Newmont Mining executives and senior geologists.

After careful deliberations by Bullion Monarch’s board of directors on this specific offer and an analysis of strategic alternatives designed to enhance shareholder value, the board decided that Eurasian’s current proposal is not in the best interest of the Company’s shareholders. Subject to regulatory requirements, Bullion Monarch will disclose merger or acquisition developments if and when they have entered into a definitive agreement.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTC:BULM), gold-focused royalty company with additional interests in oil-shale technology and other assets. The Company is engaged in a continual review of opportunities to create new royalties or participating interests through the financing of mine development or exploration, or to acquire companies that hold royalties. The majority of current revenues are derived from a high-quality royalty claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch also has an interest in various mineral assets in North and South America in the exploration and development stages, which have the potential to generate future royalty or other revenues. Their royalty portfolio generates high-margin free cash flow with lower exposure to operating and capital costs than operating companies. Bullion Monarch’s portfolio also provides for direct leverage to commodity prices and the exploration potential of world-class ore deposits and mineral exploration trends where we have existing royalty interests.  Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “seem”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company’s 10-KA-1 Annual Report before making any investment in the shares of the Company. The full 10-KA-1 filing referenced in this press release is available at sec.gov or bullionmm.com for complete information. Neither Bullion Monarch Mining, Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. Historical results referred to before current Quality Assurance/Quality Control and sample security protocols were adopted should not be relied upon as to what potential resources exist on the property. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.